Exhibit 99.1(a)

Consent of Director Nominee

In accordance with Rule 438 under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned hereby consents to being named as a director nominee and impending board member of xG Technology, Inc. (the “Company”) in the Company’s Registration Statement on Form S-1 (Registration No. 333-187094) and in all amendments (including post-effective amendments) thereto.

Dated: March 22, 2013

/s/ Raymond Sidney

Exhibit 99.1(a)

Consent of Director Nominee

In accordance with Rule 438 under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned hereby consents to being named as a director nominee and impending board member of xG Technology, Inc. (the “Company”) in the Company’s Registration Statement on Form S-1 (Registration No. 333-187094) and in all amendments (including post-effective amendments) thereto.

Dated: March 22, 2013

/s/ Larry Townes

Exhibit 99.1(a)

Consent of Director Nominee

In accordance with Rule 438 under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned hereby consents to being named as a director nominee and impending board member of xG Technology, Inc. (the “Company”) in the Company’s Registration Statement on Form S-1 (Registration No. 333-187094) and in all amendments (including post-effective amendments) thereto.

Dated: March 22, 2013

/s/ Kenneth Hoffman

Exhibit 99.1(a)

Consent of Director Nominee

In accordance with Rule 438 under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned hereby consents to being named as a director nominee and impending board member of xG Technology, Inc. (the “Company”) in the Company’s Registration Statement on Form S-1 (Registration No. 333-187094) and in all amendments (including post-effective amendments) thereto.

Dated: March 22, 2013

/s/ Gary Cuccio